Exhibit 14(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Covington Trust of our report dated July 15, 2022, relating to the financial statements and financial highlights, which appears in Fidelity Disruptive Automation Fund, Fidelity Disruptive Communications Fund, Fidelity Disruptive Finance Fund, Fidelity Disruptive Medicine Fund and Fidelity Disruptive Technology Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2022. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firms” in the Statement of Additional Information dated July 30, 2022 for Fidelity Disruptive Automation Fund, Fidelity Disruptive Communications Fund, Fidelity Disruptive Finance Fund, Fidelity Disruptive Medicine Fund and Fidelity Disruptive Technology Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 2, 2023